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                                                                Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the inclusion in the Annual Report on Form 10-K of Premier Financial Bancorp, Inc. of our report dated February 10, 1995 on the financial statemens of Premier Financial Bancorp, Inc. and Subsidiaries as of December 31, 1994 and for the year then ended.


/s/ McNeal, Williamson & Co.
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    McNeal, Williamson & Co.
    Certified Public Accountants
    Logan, West Virginia
    March 26, 1997